 Joint Filer Information

Name:                        Rule Family Trust u/d/t 12/17/98

Address:                c/o Global Resource Investments Ltd.
                        7770 El Camino Real
                        Carlsbad, CA 92009

Designated Filer:        Arthur Richards Rule

Issuer and Ticker
   Symbol:                Vista Gold Corp. (VGZ)

Date of Event
Requiring Statement:        9/5/03

Signature:                Rule Family Trust u/d/t 12/17/98

                        By: /s/ Keith Presnell
                              Keith Presnell, Attorney-in-Fact for
                                    Arthur Richards Rule, Trustee

Additional Explanation of Responses:

Rule Family Trust is a revocable trust established by the Reporting Person.
Page 3 of 3 Pages
11081-1Fm 4JtFiAdIn9-9-03.doc